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                                                                    EXHIBIT 99.2


                                January 28, 2000

Mr. David F. Benson
24 Middleton Road
Boxford, Massachusetts 01921

Dear David:

         This letter agreement (the "Agreement") confirms the agreement that we have reached regarding your departure from your employment and all offices you hold with Meditrust Operating Company, Meditrust Corporation, and their related and affiliated entities (collectively "Meditrust" or the "Companies").

         The purpose of this Agreement is to establish mutually agreeable arrangements for terminating the Employment Agreement made and entered into as of January 1, 1999 by and between you and Meditrust Corporation (the "Employment Agreement") and for otherwise modifying your relationship with the Companies. This Agreement does not constitute and should not be construed as an admission by you or the Companies that you or they have in any way violated any legal obligation owed to each other or to any other person. To the contrary, the parties' willingness to enter into this Agreement demonstrates that they are continuing to deal with each other fairly and in good faith.

         With those understandings and in exchange for the promises set forth below, you and the Companies agree as follows:

         1.       SEPARATION

         You hereby confirm your separation from Meditrust as an employee effective as of the Separation Date. You also confirm your resignation from your office of Chief Executive Officer of Meditrust and any and all employment, offices and board of directors seats that you may hold with any of the Companies as of the Separation Date and said resignations are hereby accepted by the Companies (your separation as an employee and your resignation from your offices and directorships shall be referred to hereinafter as the "Separation"). In addition, if requested by the Companies, you agree to resign as a director of NHP Plc. For purposes of this Agreement, the Separation Date is February 1, 2000.

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         2.       COMPENSATION AND BENEFITS

                  a. SEVERANCE PAYMENT. Within five (5) business days following the Effective Date (as defined in Section 13(c) below), the Companies shall make a severance payment to you equal to $8,995,000 in cash and 155,000 paired shares of stock of the Companies (which shares represent the vesting of previously awarded performance shares). The cash portion of the severance payment shall be reduced by applicable withholding.

                  b. BENEFITS CONTINUATION. For five (5) years from the Separation Date, you may continue to participate in the group health and dental plans and in the life and disability insurance plans in which, and to the same extent as, you are currently participating, with the cost of the regular premium for such benefit paid by the Companies, provided that each insurer providing such plans consents to this benefits continuation provision, and to the extent any particular continuation of benefits cannot be provided because of a lack of consent by that particular insurer, you and the Companies will cooperate to convert the particular benefit to an individual plan, and the Companies will pay the cost of the premiums associated therewith until the earlier of (i) the expiration of the benefits continuation period or (ii) the date on which you are able to obtain such benefits through another employer; PROVIDED FURTHER, that nothing in this Paragraph shall be construed to affect you or your dependents' rights thereafter to receive continuation coverage to the extent authorized by and consistent with 29 U.S.C. ss.1161, et. seq. (commonly known as "COBRA") and applicable group health and dental plan terms, entirely at your own cost after your right to benefit continuation ends under this Paragraph. In addition, you will be provided with an automobile allowance for four (4) years at a level which is not less than the level provided to you immediately prior to the Separation Date, and you will reimburse the Companies for all future expenses relating to the leased automobile previously provided to you by the Companies throughout the term of the lease.

                  c. OTHER BENEFITS OR COMPENSATION. Except as expressly provided above, your eligibility to participate in any of the Companies' respective employee benefit plans and programs ceases on or after the Separation Date in accordance with the terms and conditions of each of those benefit plans and programs, and your rights to accrued benefits, if any, under any such employee benefit plans and programs as of the Separation Date are governed by the terms and conditions of each of those employee benefit plans and programs which are incorporated herein by reference. You acknowledge that you received your base salary and all other compensation due to you through the Separation Date.

         3.       RELEASE OF CLAIMS

                  a. RELEASE BY MR. BENSON. You voluntarily and irrevocably release and discharge the Companies, their related or affiliated entities, and their respective predecessors, successors, and assigns, and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as "Releasees") generally from all charges, complaints, claims, promises, agreements, causes of

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action, damages, and debts that relate in any manner to your employment with or termination of employment from the Companies, known or unknown, which you have, claim to have, ever had, or ever claimed to have had against any of the Releasees through the date on which you execute this Agreement. This general release includes, without implication of limitation, all claims for or related to: the Employment Agreement; the compensation provided to you by the Companies; your resignations as described in Section 1; wrongful or constructive discharge; breach of contract; breach of any implied covenant of good faith and fair dealing; tortious interference with advantageous relations; intentional or negligent misrepresentation, fraud or deceit; infliction of emotional distress, and unlawful discrimination under the common law or any statute (including, without implication of limitation, the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964, the American with Disabilities Act, the Age Discrimination in Employment Act or Mass. G.L. c.151B). You also waive any claim for reinstatement, severance (except as expressly provided in this Agreement), incentive or retention pay, attorney's fees, or costs, relating to the above waived claims.

         You further agree that you will not hereafter pursue any claim against any Releasee by filing a lawsuit in any local, state or federal court for or on account of anything which has occurred up to the present time as a result of your employment, and you shall not seek reinstatement with, or damages of any nature, severance, incentive or retention pay, attorney's fees, or costs from the Companies or any of the other Releasees; PROVIDED, however, that nothing in this general release shall be construed to bar or limit your on-going rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of the Companies and the Indemnification Agreements, dated as of November 5, 1997, by and among you and Meditrust Corporation and Meditrust Operating Company (the "Indemnification Agreements"), or as otherwise might exist under applicable law, or to enforce your rights under this Agreement.

                  b. RELEASE BY THE COMPANIES. The Companies, on behalf of themselves and their respective predecessors, successors, assigns, directors (but only in their capacities as directors of the Companies) and officers (but only in their capacities as officers of the Companies) voluntarily and irrevocably release and discharge you and your successors, assigns, heirs and survivors from any and all charges, complaints, claims, promises, agreements, causes of action, damages and debts which any of them have, claim to have, ever had or ever claimed to have had against you through the date hereof, known or unknown, which relate to good faith acts or omissions by you during the course of your employment undertaken or not undertaken in the reasonable belief that such acts or omissions were in the best interests of the Companies.


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         4.       EMPLOYMENT AGREEMENT

         This Agreement supersedes all provisions of the Employment Agreement other than Sections 5.1(b) and 5.2, and the last sentence of Section 4.3 and
Schedule 1 thereof, which are incorporated herein by reference and which shall continue to bind the parties in accordance with their terms. In the event that any payment made pursuant to this Agreement is determined to be a so-called change of control or parachute payment for taxation purposes, the Companies agree that they shall be liable for the payment of the gross-up provided for in Schedule 1 to the Employment Agreement as if that Schedule 1 were fully applicable to this Agreement.

         5.       CONSULTING SERVICES

                  a. You hereby agree to provide non-exclusive consulting services to the Companies for a period of ten (10) months up to an average of 100 hours per month commencing immediately following the Separation (the "Consulting Period").

                  b. In your capacity as a consultant to the Companies, you agree upon reasonable request from one or more of the Companies to assist with respect to transitional matters that may arise following your separation, to respond to requests for assistance or information concerning business matters with which you became familiar while employed, and to provide assistance with respect to matters relating to the sale of healthcare assets and the negotiation and/or renegotiation of the debt structure of the Companies.

                  c. It is intended and agreed by and between the parties that while providing consulting services, you are, and shall at all times be and remain an independent contractor. You understand and agree that during the Consulting Period, you are not an employee of any of the Companies and shall not be treated as an employee for any purpose. You understand and agree that as an independent contractor, you are required to pay and are solely liable for, all applicable taxes, including, without limitation, federal income tax and state income tax on remuneration you receive in exchange for the Consulting Services and you may be required to pay quarterly estimated income taxes. In payment for your availability to serve as a consultant to the Companies and in payment for any consulting services actually rendered, the Companies shall pay at the start of the Consulting Period a retainer fee equal to $400,000 (the "Consulting Fee"). The Companies also shall promptly reimburse you for all reasonable disbursements incurred by you in connection with providing consulting services, subject to approval (which shall not be unreasonably withheld) and documentation in accordance with applicable policies as may be in effect from time to time. As needed in connection with your consulting services, the Companies will provide you with your existing office space and suitable equipment and support staff.


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         6.       RETURN OF PROPERTY

         All documents, records, material and all copies of any of the foregoing pertaining to confidential information (as described in Section 5.2 of the Employment Agreement), and all software, equipment (excluding only the cellular telephone, computer and printer, and fax machine currently in your possession), and other supplies, whether or not pertaining to confidential information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Companies. You hereby confirm that you have returned all Property to the Companies. In no event should this provision be construed to require you to return to the Company any document or other materials concerning your remuneration and benefits during your employment with the Companies. Your obligations hereunder with respect to the return of Property shall extend through and be applicable at the conclusion of the Consulting Period set forth in Paragraph 5 above.

         7.       LITIGATION COOPERATION

         You agree to continue to serve the Companies as a litigation consultant and, in connection therewith, to cooperate fully with the Companies in (i) the defense or prosecution of any claims or actions which already have been brought or which may be brought in the future against or on behalf of the Companies and
(ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry, proceeding or investigation, which relate to events or occurrences that transpired during your employment with any of the Companies. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: promptly notifying the Companies in writing of any subpoena, interview, investigation, request for information, or other contact concerning events or occurrences that transpired during your employment with any of the Companies; being available to meet with counsel for any of the Companies to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Companies; and to meet with counsel or other designated representatives of the Companies; to prepare responses to and to cooperate with the Companies' processing of governmental audits, inspections, inquiries, proceedings or investigations. The Companies agree to reimburse you for any reasonable out-of-pocket expenses, including reasonable attorneys' fees, that you incur in connection with such cooperation, subject to reasonable documentation. The Companies will in good faith exercise their rights under this Section so as not to interfere unreasonably with your personal schedule or ability to engage in gainful employment.

         In furtherance of your obligations under this Agreement, you agree that you shall not disclose, provide or reveal, directly or indirectly, any information concerning the Companies, including without implication of limitation, their respective operations, plans, strategies or administration, to any other person or entity unless compelled to do so (a) pursuant to a valid subpoena or (b) as otherwise required by law, but in either case only after providing the Companies, through Meditrust Corporation's General Counsel, with prior written notice and opportunity to contest such subpoena or other requirement. Written notice shall be provided to

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the Meditrust Corporation's General Counsel as soon as practicable, but in no event less than five (5) business days before any such disclosure is compelled, or, if later, one (1) business day after you receive notice compelling such disclosure.

         8.       NONDISPARAGEMENT

                  a. You agree not to take any action or make any statement, written or oral, which disparages the Companies, their respective officers, or management and business practices, or which disrupts or impairs the Companies' normal operations. The provisions of this Section 8 shall not apply to any truthful statement required to be made by you in any legal proceeding, required filing under the securities laws, or pursuant to any governmental or regulatory investigation.

                  b. The Companies agree that they and their officers and directors will not take any action or make any statement, written or oral, which disparages you. The provisions of this Section 8 shall not apply to any truthful statement required to be made by the Companies in any legal proceeding, required filing under the securities laws, or pursuant to any governmental or regulatory investigation.

                  c. A breach by either you or the Companies of any obligations under this Section 8 shall not be deemed a material breach of this Agreement and shall not excuse you or the Companies from performing each of your respective obligations under this Agreement. The sole remedies for a violation of this
Section 8 shall be an action for damages caused by any such violation and/or to enjoin any further breach of the obligations of Section 8.

         9.       ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         As a material inducement to the Companies to enter into this Agreement, you represent, warrant and covenant that: (a) you have not assigned to any third party any claim released by this Agreement; and (b) you have not heretofore filed with any agency or court any claim released by this Agreement.

         10.      FURTHER ASSURANCES

         Upon the terms and subject to the conditions herein provided, each of the signatories hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Companies agree that the payment and indemnification obligations hereunder are the responsibility of Meditrust Corporation, the performance of which obligations is guaranteed by Meditrust Operating Company.


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         11.      EXCLUSIVITY

         This Agreement sets forth all the consideration to which you are entitled by reason of the Separation, and you shall not be entitled to or eligible for any payments or benefits under any other severance, equity, bonus, retention or incentive policy, arrangement or plan of the Companies.

         12.      CONSENT TO JURISDICTION

         To the extent that any court action is permitted consistent with or to enforce this Agreement, the signatories hereby consent to the jurisdiction of the state and federal courts in Massachusetts. Accordingly, with respect to any such court action, the parties hereto (a) submit to the personal jurisdiction of such courts; (b) consent to service of process; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process. You acknowledge that your obligations under Sections 5.1(b) and 5.2 of the Employment Agreement are special, unique and extraordinary, and any breach thereof shall be deemed material and to cause irreparable injury not properly compensated by damages in an action at law. You further acknowledge and agree that the Companies' rights and remedies shall therefore be enforceable both at law and in equity, by injunction and otherwise.

         13.      NOTICES, ACKNOWLEDGMENTS AND OTHER TERMS

                  a. The Companies advised you to consult with an attorney before signing this Agreement and you acknowledge that you have done so.

                  b. You acknowledge and agree that the Companies' promises in this Agreement constitute consideration in addition to anything of value to which you are otherwise entitled by reason of your separation from employment.

                  c. You acknowledge that you have been given the opportunity, if you so desire, to consider this Agreement for twenty-one (21) days before executing it. If not signed by you and returned to the General Counsel of Meditrust so that it is received by close of business on the twenty-second
(22nd) day after your receipt of the Agreement, this Agreement will not be valid. In addition, if you breach any of the conditions of the Agreement within the twenty-one (21) day period prior to execution of this Agreement, the offer of this Agreement will be withdrawn and your execution of the Agreement will not be valid. In the event that you execute and return this Agreement within twenty-one (21) days or less of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Companies acknowledge that for a period of seven (7) days from the date of the execution of this Agreement, you shall retain the right to revoke this Agreement by written notice delivered to the General Counsel of Meditrust before the end of such period, and that this Agreement shall not become effective or enforceable until the expiration of such revocation period (the "Effective Date").

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                  d. By signing this Agreement, you acknowledge that you are doing so voluntarily and knowingly, fully intending to be bound by this Agreement. You also acknowledge that you are not relying on any representations by the Companies or any other representative of the Companies concerning the meaning of any aspect of this Agreement. You understand that this Agreement shall not in any way be construed as an admission by the Companies of any liability or any act of wrongdoing whatsoever by the Companies against you and that the Companies specifically disclaim any liability or wrongdoing whatsoever against you on the part of themselves and their respective officers, directors, shareholders, employees and agents. You understand that if you do not enter into this Agreement and bring any claims against the Companies, the Companies will dispute the merits of those claims and contend that they acted lawfully and for good business reasons with respect to you.

                  e. In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Companies.

                  f. The law of the Commonwealth of Massachusetts will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement.

                  g. In the event that any provision or portion of a provision of this Agreement shall be determined to be illegal, invalid or unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction to reflect the signatories' intent if possible. If such amendment is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

                  h. This Agreement may be modified only by a written agreement signed by an authorized representative of the Companies and all of the other parties hereto.

                  i. This Agreement constitutes the entire agreement between the signatories with respect to the subject matter hereof and supersede all prior agreements between the parties with respect to any related subject matter; PROVIDED that Sections 5.1(b) and 5.2, the last sentence of Section
4.3 and Schedule 1 of the Employment Agreement and the Indemnification Agreements shall remain in full force and effect in accordance with their terms.

                  j. This Agreement shall be binding upon each of the signatories and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of each party and to their heirs, administrators, representatives, executors, successors, and assigns.

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                  k. You will not disclose the fact or terms of this Agreement to anyone except to your counsel, your financial advisors, and members of your immediate family until the Companies make public disclosure of the fact and terms of this Agreement.

                  l. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         14.      INDEMNIFICATION

         Nothing in this Agreement shall be construed to limit your ongoing rights, if any, to indemnification subject to and in accordance with the terms of the By-Laws of the Companies or the Indemnification Agreements or as might otherwise exist under applicable law.

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              If you agree to these terms, please sign and date below and return this Agreement to the General Counsel of Meditrust Corporation.

                                     Sincerely,

                                     MEDITRUST OPERATING COMPANY



                                     By: /s/ WILLIAM C. BAKER
                                         -----------------------------
                                         President

                                     MEDITRUST CORPORATION



                                     By: /s/ MICHAEL S. BENJAMIN
                                         ----------------------------
                                         Senior Vice President & General Counsel



Accepted and agreed to:

/s/ DAVID F. BENSON                  JANUARY 28, 2000
-----------------------              ----------------------------------
David F. Benson                      Date